Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-62765, No. 333-80801, No. 333-74780, No. 333-109540 and No. 333-74786) and Form S-3 (No. 333-107948) of Global Imaging Systems, Inc of our report dated June 13, 2003 relating to the financial statements of Global Imaging Systems 401(k) Retirement Plan, which appears in this Form 11-K.

Tampa, Florida

June 28, 2004